EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

In connection with the Annual Report of Rockwell Medical, Inc. (the “Company”) on Form 10‑K for the year ending December 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Periodic Report”), I, Robert L. Chioini, Chief Executive Officer of the Company, and I, Thomas E. Klema, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes‑Oxley Act of 2002, that:

1.	the Periodic Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 15, 2017	/s/ Robert L. Chioini
Robert L. Chioini
Chief Executive Officer

Dated: March 15, 2017	/s/ Thomas E. Klema
Thomas E. Klema
Chief Financial Officer